Exhibit 99.1

THL Credit Reports Third Quarter 2019 Financial Results and Declares

a Dividend of $0.21 Per Share

BOSTON – November 4, 2019 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct lender to middle market companies, today announced financial results for its third fiscal quarter ended September 30, 2019. Additionally, THL Credit announced that its Board of Directors (the “Board”) has declared a fourth fiscal quarter 2019 dividend of $0.21 per share payable on December 31, 2019, to stockholders of record as of December 16, 2019.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of September 30, 2019
Total assets	$440.0
Investment portfolio, at fair value	$403.5
Net assets	$255.1
Net asset value per share	$8.34
Weighted average yield on investments	10.1%

	Quarter ended September 30, 2019	Quarter ended September 30, 2018
Portfolio activity
Total portfolio investments made, at par	$19.4	$20.4
Total portfolio investments made, at cost	$19.2	$20.2
Number of new portfolio investments	2	2
Number of portfolio investments at end of period	47	44
Operating results
Total investment income	$12.8	$16.1
Net investment income	$6.9	$8.6
Net increase in net assets from operations	$0.3	$4.7
Net investment income per share	$0.22	$0.26
Dividends declared per share	$0.21	$0.27

PORTFOLIO AND INVESTMENT ACTIVITY

In the third quarter, THL Credit closed on two new investments totaling $11.6 million as well as $7.8 million in follow-on investments, including delayed draw and revolver fundings.

Notable investments for the quarter at par included:

•	$8.1 million first lien senior secured term loan in Communication Technology Intermediate; and,

•	$3.5 million first lien senior secured term loan in Simplicity Financial Marketing Holdings, Inc.

Notable realizations for the quarter included:

•

Repayment of a second lien senior secured term loan in connection with a sale of Copperweld Bimetallics, LLC with total proceeds received of $32.5 million and additional escrow receivable accrual of $2.1 million;

•	Repayment of a first lien senior secured term loan in Fairstone Financial Inc., which resulted in proceeds received of $15.4 million, including a $0.2 million prepayment premium; and,

•	Repayment of a first lien senior secured term and revolving loans in Sciens Building Solutions LLC at par, which resulted in total proceeds received of $11.0 million.

As of September 30, 2019, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of THL Credit’s investment portfolio to $403.5 million across 47 portfolio investments. THL Credit’s investment portfolio as of September 30, 2019 by investment type at fair value is presented below (in $ millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$270.1	67.0%
Investment in Logan JV	80.7	20.0%
Equity investments	21.4	5.3%
Second lien debt	20.8	5.1%
Subordinated debt	6.9	1.7%
Investments in funds	3.6	0.9%
Warrants	—	0.0%

Total investments	$403.5	100.0%

As of September 30, 2019, the weighted average yield of the debt and income-producing securities, including the Logan JV and reflecting the impact of investments on non-accrual, in the investment portfolio at their current cost basis was 10.1 percent. As of September 30, 2019, THL Credit had loans on non-accrual status with an aggregate amortized cost of $14.5 million and fair value of $7.9 million, or 3.2 percent and 2.0 percent of the portfolio’s amortized cost and fair value, respectively. As of September 30, 2019, based on fair value, 97.7 percent of THL Credit’s debt investments bore interest based on floating rates, which may be subject to interest rate floors, such as the London Interbank offer rate, or LIBOR, and 2.3 percent of its debt investments bore interest at fixed rates.

This compares to the portfolio as of December 31, 2018, which had a fair value of $493.7 million across 42 portfolio investments. THL Credit’s investment portfolio by investment type at fair value as of December 31, 2018 is presented below (in $ millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$329.4	66.8%
Investment in Logan JV	84.8	17.2%
Equity investments	43.5	8.8%
Second lien debt	25.3	5.1%
Subordinated debt	6.6	1.3%
Investments in funds	3.5	0.7%
Warrants	0.6	0.1%

Total investments	$493.7	100.0%

The weighted average yield of the debt and other income-producing securities in the investment portfolio, including the Logan JV, and reflecting the impact of investments on non-accrual, at their cost basis was 10.7 percent. As of December 31, 2018, THL Credit had loans on non-accrual status with an aggregate amortized cost of $38.0 million and fair value of $18.1 million, or 7.0 percent and 3.7 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2018, 96.5 percent of THL Credit’s debt investments bore interest based at floating rates, which may be subject to interest rate floors, such as LIBOR or the Canadian Dollar Offered Rate, and 3.5 percent of its debt investments bore interest at fixed rates.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended September 30, 2019 and 2018 is presented below (in $ millions):

	Three months ended September 30,
	2019	2018
Interest income on debt securities
Cash interest	$7.7	$10.1
PIK interest	0.5	0.9
Prepayment premiums	0.2	—
Net accretion of discounts and other fees	0.3	0.7

Total interest on debt securities	8.7	11.7
Dividend income	3.6	3.3
Interest income on other income-producing securities	0.1	0.6
Fees related to non-controlled, affiliated investments	0.1	0.2
Other income	0.3	0.3

Total investment income	$12.8	$16.1

The decrease in investment income between periods was primarily due to contraction of the Company’s overall investment portfolio since September 30, 2018, which led to lower interest income, offset by higher dividend income from certain equity investments.

Expenses

A breakdown of expenses for the three months ended September 30, 2019 and 2018 is presented below (in $ millions):

	For the three months ended September 30,
	2019	2018
Expenses
Interest and fees on borrowings	$3.4	$3.8
Base management fees	1.2	2.2
Incentive fees	—	1.7
Other expenses	0.8	1.0
Administrator expenses	0.4	0.5

Total expenses	5.8	9.2
Incentive fee waiver	—	(1.7)

Total expenses, net of fee waiver	5.8	7.5
Income tax provision, excise and other taxes	0.1	—

Total expenses after taxes	$5.9	$7.5

The decrease in expenses for the respective periods was primarily due to a lower amended base management fee rate, lower other operating expenses and lower interest on borrowings as a result of portfolio contraction and lower borrowing costs.

Net investment income

Net investment income totaled $6.9 million and $8.6 million for the three months ended September 30, 2019 and 2018, respectively, or $0.22 and $0.26 per share, respectively, based upon 30,991,585 and 32,673,590 weighted average common shares outstanding, respectively.

The decrease in net investment income for the respective periods is primarily attributable to a decrease in interest on debt and other income-producing investments due to portfolio contraction, offset by lower net base management fees, other operating expenses and interest and fees on borrowings.

Net realized gains and losses on investments, net of income tax provision

For the three months ended September 30, 2019, THL Credit recognized a net realized loss on portfolio investments of $7.7 million, primarily related to a realized loss of $24.6 million in connection with the liquidation of Charming Charlie, offset by a realized gain of $16.7 million from a realization of a controlled investment in Copperweld Bimetallics LLC. For the three months ended September 30, 2018, THL Credit recognized a net realized loss on portfolio investments of $0.3 million, primarily related to a change in estimated recovery proceeds for an escrow receivable.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended September 30, 2019 and 2018, THL Credit’s investment portfolio had a net change in unrealized appreciation (depreciation) of $1.0 million and $(3.2) million, respectively.

The net change in unrealized appreciation (depreciation) on investments was primarily due to a write-down of Holland Intermediate Acquisition Corp. and Logan JV, offset by a reversal of net unrealized losses from the liquidation of Charming Charlie and realization of Copperweld Bimetallics LLC during the three month ended September 30, 2019.

Change in net assets resulting from operations

Change in net assets resulting from operations totaled $0.3 million and $4.7 million, or $0.01 and $0.14 per share based upon 30,991,585 and 32,673,590 weighted average common shares outstanding, for the three months ended September 30, 2019 and 2018, respectively.

The decrease in net assets resulting from operations for the respective periods is primarily due to lower interest income as a result of portfolio contraction and the increase of the realized and unrealized losses in the portfolio.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2019, THL Credit had cash of $14.3 million.

As of September 30, 2019, THL Credit had $180.8 million in outstanding borrowings, which was comprised of $69.2 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of September 30, 2019, borrowings outstanding had a weighted average interest rate of 5.73 percent. For the nine months ended September 30, 2019, THL Credit borrowed $78.5 million and repaid $117.5 million under the revolving credit facility.

For the nine months ended September 30, 2019, THL Credit’s operating activities used cash of $78.3 million primarily in connection with investment activity. Financing activities included $39.0 million used for net repayments on its credit facility, $19.9 million for distributions to stockholders, $11.6 million to repurchase common stock and $0.3 million for the payment of financing and offering costs.

For the nine months ended September 30, 2018, THL Credit’s operating activities provided cash of $83.1 million primarily in connection with the repayment and sales of investments. Its financing activities used $53.6 million of net repayments on its credit facility and used $26.5 million for distributions to stockholders.

RECENT DEVELOPMENTS

From October 1, 2019 through November 1, 2019, THL Credit repurchased 301,825 shares of common stock for a total cost of $2.1 million as part of a 10b5-1 Stock Repurchase Plan. This brings the total number of shares repurchased since adoption of the 2019 stock repurchase program on March 11, 2019 to 2,031,921 shares at an aggregate cost of $13.7 million.

On October 31, 2019, the Board declared a dividend of $0.21 per share payable on December 31, 2019 to stockholders of record at the close of business on December 16, 2019.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results and its business outlook on November 5, 2019, at 10:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 5051138. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.THLCreditBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through November 15, 2019, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 5051138. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.THLCreditBDC.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	September 30, 2019	December 31, 2018
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $276,994 and $333,023, respectively)	$260,282	$313,377
Controlled investments (cost of $170,169 and $181,325, respectively)	143,256	167,733
Non-controlled, affiliated investments (cost of $2 and $25,292, respectively)	4	12,543
Cash	14,278	6,860
Escrows and other receivables	12,181	7,306
Interest, dividends, and fees receivable	4,870	5,480
Deferred tax assets	2,255	2,056
Deferred financing costs	1,756	2,314
Prepaid expenses and other assets	368	198
Distributions receivable	311	207
Due from affiliate	276	377
Deferred offering costs	200	—

Total assets	$440,037	$518,451

Liabilities:
Loans payable	$69,161	$107,657
Notes payable ($111,607 and $111,607 face amounts, respectively, reported net of deferred financing costs of $2,938 and $3,541, respectively)	108,669	108,067
Accrued expenses and other liabilities	3,090	1,652
Deferred tax liability	1,834	1,972
Base management fees payable	1,215	2,112
Accrued incentive fees	677	677
Accrued interest and fees	319	633

Total liabilities	184,965	222,770
Commitments and contingencies (Note 8)
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 30,587 and 32,318 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	31	32
Paid-in capital in excess of par	419,526	431,361
Accumulated deficit	(164,485)	(135,712)

Total net assets	$255,072	$295,681

Total liabilities and net assets	$440,037	$518,451

Net asset value per share attributable to THL Credit, Inc.	$8.34	$9.15

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$7,264	$10,034	$23,838	$35,019
Dividend income	—	—	—	17
Other income	276	165	2,475	716
From non-controlled, affiliated investments:
Interest income	—	835	57	1,444
Other income	101	248	493	791
From controlled investments:
Interest income	1,501	1,358	4,280	4,125
Dividend income	3,610	3,334	11,087	8,774
Other income	41	104	116	236

Total investment income	12,793	16,078	42,346	51,122
Expenses:
Interest and fees on borrowings	3,047	3,470	9,688	10,827
Base management fees	1,215	2,240	4,940	6,893
Incentive fees	—	1,658	—	1,649
Administrator expenses	373	512	1,215	1,640
Other general and administrative expenses	375	379	1,107	1,373
Amortization of deferred financing costs	340	317	1,370	937
Professional fees	281	413	1,230	1,124
Directors’ fees	169	169	533	566

Total expenses	5,800	9,158	20,083	25,009
Incentive fee waiver	—	(1,658)	—	(1,658)
Management fee waiver	—	—	(525)	—

Total expenses, net of fee waivers	5,800	7,500	19,558	23,351
Income tax provision, excise and other taxes	121	5	359	272

Net investment income	6,872	8,573	22,429	27,499
Realized (Loss) Gain and Change in Unrealized Appreciation (Depreciation) on Investments:
Net realized (loss) gain on investments:
Non-controlled, non-affiliated investments	280	(184)	(26,203)	(38,777)
Non-controlled, affiliated investments	(24,652)	—	(24,652)	—
Controlled investments	16,701	(102)	17,143	241
Foreign currency transactions	(191)	2	(189)	(202)

Net realized loss on investments	(7,862)	(284)	(33,901)	(38,738)

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled, non-affiliated investments	(4,972)	(244)	2,935	26,669
Non-controlled, affiliated investments	24,652	(2,478)	12,752	619
Controlled investments	(18,694)	(359)	(13,323)	(3,403)
Translation of assets and liabilities in foreign currencies	251	(261)	(391)	933

Net change in unrealized appreciation (depreciation) on investments	1,237	(3,342)	1,973	24,818
Net change in unrealized (depreciation) attributable to non-controlling interests	—	(102)	—	(703)

Net realized and unrealized loss from investments	(6,625)	(3,728)	(31,928)	(14,623)
Benefit (provision) for taxes on unrealized gain/loss on investments	64	(192)	335	(346)

Net increase (decrease) in net assets resulting from operations	$311	$4,653	$(9,164)	$12,530

Net investment income per common share:
Basic and diluted	$0.22	$0.26	$0.71	$0.84
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.01	$0.14	$(0.29)	$0.38
Weighted average shares of common stock outstanding:
Basic and diluted	30,992	32,674	31,679	32,674

About THL Credit, Inc.

THL Credit, Inc. (NASDAQ: TCRD) is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by THL Credit Advisors LLC (the “Advisor”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission. Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Lauren Vieira

(617) 790-6070

lvieira@thlcredit.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Emily Meringolo

(646) 502-3559

emeringolo@stantonprm.com